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                                                                   EXHIBIT 10.22

                    AMENDMENT NO. 1 TO OFFICE BUILDING LEASE
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          THIS AMENDMENT NO. 1 TO OFFICE BUILDING LEASE ("Amendment No. 1") is
made as of this 6th day of June, 1996, by and between Koll Center Newport Number 14, a California limited partnership ("Landlord"), and Koll Management Services, Inc., a Delaware corporation ("Tenant").


                                R E C I T A L S
                                ---------------

          A. The parties hereto are Landlord and Tenant under that certain Office Building Lease dated October 2, 1995 (the "Lease") covering space on the seventh (7th) floor, Suite 7000, and the Second (2nd) floor, Suite 2700 of the building located at 5000 Birch Street, Newport Beach, California (the "Building") in the project known as Koll Center Newport (the "Project"). These Premises consist of approximately 20,481 rentable square feet ("Original Premises").

          B. WHEREAS, Landlord desires to provide modifications to the Lease agreement to expand the Original Premises to include additional space on the sixth (6th) floor of the West Tower of the Building and Tenant agrees to same, the parties hereto mutually desire to amend said Lease as hereinafter provided.

          NOW, THEREFORE, in consideration of the mutual covenants, promises, agreements, terms and conditions set forth hereinafter, and other good and valuable considerations, receipt of which are hereby acknowledged by the parties, Landlord and Tenant agree as follows:

          1.   Description of Premises.  Effective as of approximately July 1,
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1996, Landlord shall lease to Tenant and Tenant shall lease from Landlord approximately 9,381 rentable square feet on the sixth (6th) floor (Suite 6000) of the Building (the "Additional Premises"), making the total leased area of the premises approximately 29,862 rentable square feet. The Additional Premises is more particularly described and shown on Exhibit "A", which is attached hereto and made a part hereof by this reference. The word "Premises" as used herein shall include the Original Premises and Additional Premises, unless the context indicates to the contrary. All references in the Lease and Addendum to the "Premises" shall include the Additional Premises.

          2.   Term and Commencement Date.  Landlord and Tenant agree that the
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lease term for the Additional Premises shall be for approximately sixty-eight
(68) months commencing on a date as set forth in the Work Letter Agreement, attached hereto as Exhibit "B" ("Additional Premises Commencement Date"). The estimated commencement date for the Additional Premises shall be on or about July 1, 1996 (the "Additional Premises Estimated Commencement Date") and the term for the Additional Premises
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shall expire on February 28, 2002 (the "Additional Premises Term").

          3.   Delivery of Possession of Additional Space to Tenant:  Landlord
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shall deliver the Additional Premises to Tenant in accordance with the Work
Letter Agreement attached hereto as Exhibit "B."

          4.   Annual Basic Rent:  Effective upon the Additional Premises
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Commencement Date, Monthly Basic Rent for the Additional Premises for the
Additional Premises Term shall be as follows:

          Months 01 - 68:         $1.45/rentable square foot/month;
                                  $13,602.45 per month

Month and Annual Basic Rent for the Original Premises shall not be affected by this Amendment No. 1.

          5.   Operating Expenses Allowance:  Notwithstanding anything to the
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contrary contained in Paragraph 6 of the Original Lease, during the Additional
Premises Term, Tenant's Operating Expense Allowance for the Additional Premises shall be to equal Tenant's Percentage of actual Operating Expenses for the 1996 calendar year grossed up to reflect a 95% occupancy. All operating Expenses for all Comparison Years will also be grossed up to reflect a 95% occupancy. Tenant's Operating Expense Allowance for the Original Premises shall remain the same as set forth in the Lease.

          6.   Tenant's Percentage:  Upon the Additional Premises Commencement
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Date, Tenant's Percentage, as defined in the Lease under Paragraph 1(h), shall be increased from 6.9476% to 10.0902%.

          7.   Additional Premises - Tenant Improvement Allowance:  Tenant will
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receive a tenant improvement allowance ("Allowance") from Landlord of up to
$16.00 per usable square foot (a total of $132,832) to be used by Tenant for the improvement of the Additional Premises as provided in the Work Letter Agreement attached hereto as Exhibit "B". Any costs, fees or other amounts in excess of the Allowance shall be paid by Tenant.

          8.   Parking:  During the Additional Premises Term, Tenant shall be
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granted the following parking rights for the Additional Premises:

               a)   Visitor Parking:  Visitor parking will be available within
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the surface parking area adjacent to the Building. These spaces are available to all tenants on an in-common basis. This parking shall be at a charge to invitees with the rate being established by Landlord from time to time. Tenant may elect to validate such parking for their guests.
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               b)   Unreserved Employee Parking:  In addition to Tenant's
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existing parking rights for the Original Premises, Landlord shall lease to
Tenant up to twenty-eight (28) unreserved employee parking spaces for the Additional Premises. All such unreserved parking spaces shall be available to all tenants on a non-exclusive, in-common basis within the non-visitor portions of the parking facilities. Tenant's parking rent for the twenty-eight (28) unreserved parking spaces for the Additional Premises shall be as follows:

          Months 01-36:      $15.00 per space per month;
          Months 37-68:      $25.00 per space per month.

               c)   Reserved Employee Parking:  In addition to Tenant's existing
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parking rights for the Original Premises, Landlord shall lease to Tenant five
(5) reserved employee parking spaces in the parking structure adjacent to the Building. Tenant's parking rent for the reserved spaces for the Additional Premises shall be as follows:

          Months 01-36:      $50.00 per space per month;
          Months 37-68:      $75.00 per space per month.

          9.   Option to Terminate:  Subject to the terms of this Paragraph 9
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and Paragraph 12 of this Amendment No. 1 entitled "Options," and notwithstanding anything to the contrary contained in this Lease, Tenant will have a one-time option to terminate and cancel its Lease obligations for the Additional Premises (the "Termination Option"), effective as of the last day of the thirtieth (30th) month of the Lease Term (the "Termination Date"), by delivering to Landlord, on or before the last day of the twenty-fourth (24th) month of the Lease Term, written notice ("Termination Notice") of Tenant's exercise of its Termination Option. As a condition to the effectiveness of Tenant's exercise of its Termination Option and in addition to Tenant's obligation to satisfy all other monetary and non-monetary obligations arising under this Lease for the Additional Premises through the Termination Date, concurrently with Tenant's delivery to Landlord of the Termination Notice, Tenant must pay to Landlord cash (or its equivalent) in the amount of One Hundred Seventeen Thousand Two Hundred Sixty-Three Dollars ($117,263) (the "Termination Consideration"). If Tenant properly and timely delivers the Termination Notice and the Termination Consideration to Landlord and satisfies all other monetary and non-monetary obligations under this Lease for the Additional Premises through the Termination Date, including, without limitation, the provisions regarding surrender of the Premises, then Tenant's obligations for the Additional Premises will terminate as of midnight on the Termination Date. The provisions of this paragraph do not affect Tenant's option to terminate for the Original Premises under Paragraph 42 of the Lease.

          10.  Option to Extend:  Tenant's Option to Extend, as set forth in
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Paragraph 40 of the Lease, shall also apply to the
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Additional Premises.  Tenant's Option to extend is subject to Paragraph 12 of this Amendment No. 1. Notwithstanding anything to the contrary in Paragraph 40 of the Lease, the "fair market rental rate" for the Additional Premises shall not be less than the last month's Monthly Base Rent for the Additional Premises under the Lease for the initial Lease term.

          11.  Right to Lease Additional Space:  The first sentence of Paragraph
               -------------------------------
41(b) of the Lease, Tenant's Right to Lease Additional Space, is hereby modified by adding the following language following the words "Lease Year": "and prior to, or concurrent with, the commencement of lease negotiations with the existing tenant(s) on the sixth (6th) floor of the West Tower".

          12.  Options:
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               a)  Definition.  As used in this Paragraph, the word "Option"
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refers to and includes:

                    (i)    The Option to Extend pursuant to Paragraph 10 herein;

                    (ii) The Right to Lease Additional Space pursuant to Paragraph 11 herein;

                    (iii) The Option to Terminate pursuant to Paragraph 9 herein.

               b)  Effect of Default on Option:  Tenant shall have no right to
                   ---------------------------
exercise any Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant's exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if Tenant shall be in default of any monetary obligation or material non-monetary obligation under the terms of the Lease (or if Tenant would be in such default under the Lease but for the passage of time or the giving of notice, or both) as of Tenant's exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event.

          13.  Americans with Disabilities Act (ADA):  Tenant shall be
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responsible for causing, at Tenant's sole cost and expense, the Premises to comply with the Americans With Disabilities Act of 1990, as subsequently amended ("ADA"), and all similar federal, state and local laws, rules and regulations and subsequent amendments thereof; provided however that Tenant may utilize all or some portion of the Allowance to effect such compliance. Landlord shall be responsible for causing the common areas of the Building and the Development to comply with the ADA, the costs for which shall not constitute a component of Operating Expenses (except to the extent such costs are included in the
Operating Expense Allowance).
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          14.  Brokers:  Landlord shall not be responsible for the payment of a
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commission based upon the transactions contemplated in this Amendment, except to the Koll Marketing Group. If any additional claims for brokers' or finders' fees in connection with the transactions contemplated by this Amendment No. 1, then Tenant hereby agrees to indemnify, protect, hold harmless and defend Landlord (with counsel reasonably satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant, and Landlord hereby agrees to indemnify, protect, hold harmless and defend Tenant (with counsel reasonably satisfactory to Tenant) if such claims are based upon any statement, representation or agreement made by Landlord.

          15.  Effectiveness of Lease:  Except as set forth in this Amendment
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No. 1, all of the provisions of the Lease and Addendum to Lease, shall remain unchanged and in full force and effect. Tenant expressly acknowledges that it is leasing the Additional Premises subject to the same terms and conditions of the Lease, except as otherwise set forth herein above. The remaining unaffected portions of the Lease are hereby ratified and affirmed and incorporated herein by this reference. All defined terms herein shall have the same meaning as specified in the Lease and Addendum to Lease unless otherwise indicated.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Office Building Lease as of the day and year first above written.

"LANDLORD"                             "TENANT"

KOLL CENTER NEWPORT NUMBER 14          KOLL MANAGEMENT SERVICES, INC.,
a California general partnership       a Delaware corporation

By:  Koll Management Services, Inc.,
     a Delaware corporation,           By: ____________________________
     as Agent
                                            Print Name: _______________

     By: __________________________         Print Title: ______________

     Print Name: __________________

     Title: _______________________